     As Filed Electronically with the Securities and Exchange Commission on
                                  June 19, 2002

                           Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
             (Exact name of Registrant as Specified in Its Charter)

        Delaware                                          13-3757370
        (State or Other Jurisdiction of                   (I.R.S. Employer
        Incorporation or Organization)                    Identification No.)

                              358 South Main Street
                        Burlington, North Carolina 27215
                                 (336) 229-1127
   (Address, including zip code, and Telephone Number, including area code of
                          Principal Executive Offices)

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                Bradford T. Smith
          Executive Vice President, Chief Legal Officer, and Secretary
                   Laboratory Corporation of America Holdings
                              358 South Main Street
                        Burlington, North Carolina 27215
                                 (336) 229-1127
 (Name, Address, including zip code, and Telephone Number, including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================
     Title of                          Proposed Maximum     Proposed Maximum
    Securities            Amount           Offering             Aggregate          Amount of
       to Be               to Be            Price               Offering          Registration
    Registered          Registered*       Per Share**             Price               Fee
------------------------------------------------------------------------------------------------
Common Stock             8,000,000         $47.30            $378,400,000         $34,812.80
($0.10 par value)
================================================================================================

     * Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

     **   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on June 14, 2002, which prices were $47.80 and $46.80, respectively.

     This Registration Statement on Form S-8 relates to the registration of additional securities relating to an employee benefit plan for which a registration statement filed on Form S-8 (File No. 333-38608) was filed by the Company with the Securities and Exchange Commission on June 5, 2000. The contents of the June 5, 2000 registration statement are incorporated herein by this reference.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. Laboratory Corporation of America Holdings (the "Company," and sometimes referred to herein as the "Registrant") incorporates by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

               (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No.1-11353);

               (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

               (iii) The Company's Definitive Proxy Statement dated April 15, 2002;

               (iv) The Company's Current Reports on Form 8-K filed January 7, 2002, January 16, 2002, January 28, 2002, February 5,
                      2002, February 13, 2002, February 13, 2002, February 22, 2002, February 26, 2002, March 6, 2002, March 12, 2002,
                      March 12, 2002, March 20, 2002, April 3, 2002, April 15,
                      2002, April 22, 2002, April 22, 2002, April 23, 2002, May
                      6, 2002, May 9, 2002, May 9, 2002, May 9, 2002, June 5,
                      2002, June 7, 2002, and June 11, 2002; and

               (v) The description of the Company's Common Stock in the Company's Registration Statement on Form 8-B (as amended by Amendment No. 1 thereto dated April 27, 1995) filed on July 1, 1994 under the Exchange Act, including amendments thereto and any report filed for the purpose of updating such description).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

     Bradford T. Smith, who has issued the opinion of the Company's Law Department on the legality of the common stock of the Company offered hereby, is Executive Vice President, Chief Legal Officer, and Secretary of the Company. Mr. Smith owns Company Common Stock and restricted Company Common Stock. He also holds employee stock options to purchase Company Common Stock.

Item 6.  Indemnification of Officers and Directors

     As authorized by Section 145 of the General Corporation Law of the State of Delaware ("Delaware Corporation Law"), each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending, or completed legal proceedings in which he/she is involved by reason of the fact that he/she is or was a director or officer of the Company; provided that he/she acted in good faith and in a manner that he/she reasonably believed to be in or not opposed to the best interest of the Company; and, with respect to any criminal action or proceeding, that he/she had no reasonable cause to believe that his/her conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue, or matter as to which he shall have adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     Section 102(b)(7) of the Delaware Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Article Six of the Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as director; provided, however, that such clause shall not apply to any liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the provisions of Article VII of the Company's By-Laws provide that the Company shall indemnify persons entitled to be indemnified to the fullest extent permitted by the Delaware Corporation Law.

     The Company maintains policies of officers' and directors' liability insurance in respect of acts or omissions of current and former officers and directors of the Company, its subsidiaries, and "constituent" companies that have been merged with the Company.

Item 8.  Exhibits

Exhibit
Number              Description

4.1 Laboratory Corporation of America Holdings Amended and Restated 2000 Stock Incentive Plan

4.2 Form of Non-qualified Stock Option Agreement pursuant to the Laboratory Corporation of America Holdings Amended and Restated 2000 Stock Incentive Plan (included in Exhibit 4.1 to this Registration Statement)

5.1 Opinion of Counsel regarding the legality of securities registered

23.1          Consent of PricewaterhouseCoopers LLP

23.2          Consent of Counsel (included in Exhibit 5.1 to this Registration
              Statement)

24.1 Power of Attorney (included on the signature page to this Registration Statement)

Item 9.  Undertakings

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on this 17th day of June, 2002.

                                LABORATORY CORPORATION OF AMERICA HOLDINGS

                                By: /s/ Bradford T. Smith
                                   ---------------------------------------------
                                    Bradford T. Smith
                                    Executive Vice President, Chief Legal
                                    Officer and Secretary

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Laboratory Corporation of America Holdings, do hereby constitute and appoint Mr. Bradford T. Smith with full power of substitution, our true and lawful attorney-in-fact and agent to do any and all acts and things in our names and in our behalf in our capacities stated below, which acts and things as he may deem necessary or advisable to enable Laboratory Corporation of America Holdings to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for any and all of us in our names, in the capacities stated below, any and all amendments (including post-effective amendments) hereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that he shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                                               Date
  /s/ Thomas P. Mac Mahon                President, Chief Executive Officer                  June 17, 2002
-----------------------------------
      Thomas P. Mac Mahon                Chairman of the Board and Director
                                         (principal executive officer)

  /s/ Wesley R. Elingburg                Executive Vice President, Chief                     June 17, 2002
-----------------------------------
      Wesley R. Elingburg                Financial Officer and Treasurer
                                         (principal accounting and financial officer)

___________________________________      Director
      Jean-Luc Belingard

  /s/ Wendy E. Lane                      Director                                            June 17, 2002
-----------------------------------
      Wendy E. Lane

  /s/ Robert E. Mittelstaedt, Jr.        Director                                            June 17, 2002
-----------------------------------
      Robert E. Mittelstaedt, Jr.

  /s/ James B. Powell, M.D.              Director                                            June 17, 2002
-----------------------------------
      James B. Powell, M.D.

___________________________________      Director
      David B. Skinner, M.D.

  /s/ Andrew G. Wallace, M.D.            Director                                            June 17, 2002
-----------------------------------
      Andrew G. Wallace, M.D.

                                INDEX TO EXHIBITS

Exhibit No.     Description

4.1 Laboratory Corporation of America Holdings Amended and Restated 2000 Stock Incentive Plan

4.2 Form of Non-qualified Stock Option Agreement pursuant to the Laboratory Corporation of America Holdings Amended and Restated 2000 Stock Incentive Plan (included in Exhibit 4.1 to this Registration Statement)

5.1 Opinion of Counsel regarding the legality of securities registered

23.1            Consent of PricewaterhouseCoopers LLP

23.2            Consent of Counsel (included in Exhibit 5.1 to this Registration
                Statement)

24.1 Power of Attorney (included on the signature page to this Registration Statement)